Exhibit 10.1

BRECKINRIDGE EXCHANGE

3005, 3025, 3055, 3075 Breckinridge Boulevard

LEASE SUMMARY

Terms:

Lessor:	GIG VAOI Breckinridge, LLC

Lessee:	Applied Optoelectronics, Inc.

Building:	3025 Breckinridge Boulevard

Duluth, Georgia 30096

Premises:	(a) Suite 130

(b) Rentable Area: 2,983 square feet

(c) See Floor Plan attached hereto as Exhibit "A".

Lease Term:	Thirty-six (36) months

Occupancy Date:	December 1, 2015

Rent Commencement:	December 1, 2015

Expiration Date:	November 30, 2018

Base Taxes:	Lessor pays Base Year 2015 amount. Lessee pays prorata share of increases above Base Year amount.

Base Insurance:	Lessor pays Base Year 2015 amount. Lessee pays prorata share of increases above Base Year amount.

Common Area Maintenance:	Lessee pays prorata share of common area maintenance expense.

Lessee's Share:	For the purpose of calculating CAM, Taxes and Insurance, Lessee’s share is 2.07% of the Project, which consists of 144,375 square feet.

Security Deposit:	$2,983.00

Agency Disclosure:	Colliers International - Atlanta represents and is paid by Lessor.
N/A represents Lessee and is paid by Lessor.

Broker(s):	Colliers International – Will Tyler

It is understood that the foregoing is intended as a summary of portions of the Lease for convenience only and if there is a conflict between the above summary and any provisions of this Lease hereinafter set forth, the latter shall control.

1

INDEX

Paragraph	Heading
1	Premises
2	Lease Term
3	Base Rent
4	Common Costs
5	Security Deposit
6	Utilities
7	Use
8	Repairs by Lessor
9	Repairs by Lessee
10	Lessor's Work
11	Right of Entry
12	Lessor's Right to Act for Lessee
13	Default
14	Rights Cumulative
15	Liens
16	Lessee's Property; Alterations to the Premises
17	Subletting and Assignment
18	Damage or Destruction
19	Condemnation
20	Indemnity and Hold Harmless
21	Insurance and Waiver of Subrogation
22	Signage
23	Attorneys' Fees
24	Time of Essence
25	Lessor and Lessee Relationship
26	Holding Over
27	Sale by Lessor
28	Surrender of the Premises
29	Notices
30	Parties
31	Subordination and Attornment
32	Estoppel Certificate
33	Governmental Regulations
34	Successors and Assigns
35	Limitation of Liability
36	Brokerage Commissions
37	Rules and Regulations
38	Hazardous Substances
39	Quiet Enjoyment
40	Miscellaneous
41	Special Stipulations

Exhibit "A":  Floor Plan of the Premises

Exhibit "B":  Legal Description of Project

Exhibit "C":  Lessor's Work

Exhibit "D":  Special Stipulations

Exhibit “E”:  Lease Commencement Letter

2

LEASE

THIS LEASE, dated the _____ day of November, 2015, by and between GIG VAOI Breckinridge, LLC, a Georgia limited liability company ("Lessor"), and Applied Optoelectronics, Inc., a Delaware corporation ("Lessee").

W I T N E S S E T H:

1.     Premises. Lessor does hereby rent and lease to Lessee, and Lessee does hereby rent and hire from Lessor, that certain space containing approximately 2,983 rentable square feet designated as Suite 130, as shown on the floor plan attached hereto as Exhibit "A", which is made a part hereof by this reference (said space being herein referred to as the "Premises"). The Premises are located in Lessor's building (herein referred to as the "Building") known as Building 3025 in the office complex known as Breckinridge Exchange located at 3005-3075 Breckinridge Boulevard (the "Project"), the real property on which such Project is located being further described in the legal description attached hereto as Exhibit “B”, which is made a part hereof by this reference.

2.1     Lease Term. To have and to hold the same for a term (the "Term") beginning on the "Commencement Date" (as hereinafter defined) and ending on the "Expiration Date" (as hereinafter defined), unless sooner terminated as hereinafter provided.

2.2     Commencement Date. The "Commencement Date" shall be December 1, 2015; provided, however, that if the Premises have not been substantially completed so as to allow Lessee to conduct its business therein on or before the date set forth above, Lessor shall not be liable to Lessee in any manner for such delay, but the Commencement Date shall not occur until the preparation of the Premises has been substantially completed, except that the Commencement Date shall not be delayed to the extent that the delay in substantial completion of the Premises was due to the fault or otherwise caused by acts, omissions, change orders or other requests of Lessee. Delays in the Commencement Date shall also result in an adjustment of the "Expiration Date" (as hereinafter defined) and the schedule of Base Rent schedule shown in Section 3 below. The term "Lease Year", as used in this Lease, shall mean the 12-month period commencing on the Commencement Date, and each 12-month period thereafter during the Term; provided, however, that if the Commencement Date is a day other than the first day of a calendar month, the first Lease Year shall include the period between the Commencement Date and the end of the calendar month in which the Commencement Date occurs and shall extend through the end of the twelfth (12th) full calendar month following the Commencement Date. The Commencement Date and the Expiration Date shall be evidenced by a supplemental agreement similar to that described in Exhibit “E”.

2.3     Expiration Date. The "Expiration Date" shall be November 30, 2018 unless otherwise adjusted as described in Section 2.2.

3.     Base Rent. (a) During the Term, Lessee shall pay annual Base Rent (and all other rent due and owing by Lessee under this Lease) to Lessor at such place as Lessor shall from time to time designate in writing, such annual Base Rent to be payable in equal monthly installments, as follows:

From Month:	To Month:	Number of Months	Annual Base Rent PSF	Monthly Rental	Monthly Rental Abatement	Period Total
1	12	12	$12.00	$2,983.00	$0.00	$35,796.00
13	24	12	$12.36	$3,072.49	$0.00	$36,869.88
25	36	12	$12.73	$3,164.66	$0.00	$37,975.92
		36				$110,641.80

(b)     All monthly installments of Base Rent shall be payable to Lessor in advance on the first (1st) day of each month during the Term without notice, demand, deduction or set-off. Together with executed copies of this Lease, Lessee shall deliver to Lessor the first month's installment of Base Rent, the CAM charge of $320.67 for the first month, and a security deposit as set forth in Section 5 below.

3

(c)     As used in this Lease, the terms "rent", "rental" or “additional rent” shall include all amounts payable pursuant to Paragraphs 3 and 4 of this Lease and all other additional charges or sums payable to Lessor hereunder. All rent due and owing by Lessee under this Lease shall be paid by Lessee to Lessor without deduction, set off or abatement.

(d)     Lessee's obligation to pay Base Rent, additional rent, and all other charges due and owing by Lessee under this Lease shall survive the expiration or earlier termination of this Lease.

(e)     Any installment of Base Rent, additional rent or any other charge due and owing by Lessee under this Lease not received by Lessor within five (5) calendar days of the due date therefor shall be subject to a late charge in an amount equal to the greater of (i) $100.00, or (ii) five percent (5%) of the amount due as agreed liquidated damages and interest on the unpaid balance at a rate of 18% per annum thereafter until paid in full, for each and every full or partial calendar month that said amount remains unpaid (but in no event shall the amount of such late charge exceed an amount based upon the highest legally permissible rate chargeable at any time by Lessor under the circumstances). In the event Lessee makes a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid late charges, in inverse order of their maturity, and then to reduce all other past due amounts, in inverse order of their maturity. Acceptance by Lessor of a payment in an amount less than that which is currently due shall in no way affect Lessor’s rights under this Lease and in no way be an accord and satisfaction.

(f)     Lessee acknowledges, understands and agrees that (i) any concessions (free rent, etc.) which Lessor may have granted to Lessee as set forth in Section 3 and/or the Special Stipulations attached hereto and incorporated herein by this reference are personal to Lessee and shall not be assigned, in whole or in part, to any other person or entity without Lessor's prior written approval, and (ii) Lessor has provided such concessions, if any, to Lessee in reliance upon Lessee's warranty that Lessee shall faithfully and timely perform all the terms and conditions of this Lease. Accordingly, in the event of an "Event of Default" (as that term is defined in Paragraph 13 hereof) by Lessee under this Lease, the aggregate amount (expressed in U. S. dollars) of any such concessions shall be immediately due and payable by Lessee to Lessor as additional rent without demand or notice to Lessee and will not be returned to Lessee until such event(s) of default is cured.

4.     Common Costs. In addition to the Base Rent, Lessee shall pay to Lessor, as additional rent, the amounts described in subparagraphs 4(a), 4(b), 4(c) and 4(d) below:

(a)     Taxes.

(i)     Commencing January 1 following the Base Year (as hereinafter defined) and continuing thereafter during each calendar year of the Term, in the event that Lessor's per square foot cost of taxes and assessments (as hereinafter defined) for the Project increases above the Base Year per square foot amount, then Lessee shall pay to Lessor as additional rent an amount equal to Lessee's Share (as hereinafter defined) of the aggregate amount of such increase (the "Tax Increase"), as provided in subparagraph 4(d) below. The term "taxes and assessments" shall include every type of special and general tax and/or charge imposed or assessed against the Project, or any part thereof, or upon the operation of the Project, or any part thereof, including, but not limited to, ad valorem taxes, special assessments and governmental charges, excepting only income taxes imposed upon Lessor. Reasonable expenses incurred by Lessor in obtaining or attempting to obtain a reduction of any taxes or assessments shall be added to and included in the amount of taxes and assessments.

(ii)     If at any time during the Term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments of governmental charges levied, assessed, or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Lessor a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the Premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes and assessments" for the purposes hereof.

4

(iii)     Lessee shall pay, or cause to be paid, before delinquency any and all taxes levied or assessed during the Term of this Lease upon all improvements installed by Lessee in the Premises, Lessee's other leasehold improvements, equipment, furniture, fixtures and any other personal property located on the Premises. In the event any or all of said improvements, Lessee's other leasehold improvements, equipment, furniture, fixtures and other personal property shall be assessed and taxed with the Premises or the Project, Lessee shall pay to Lessor its share of such taxes within ten (10) calendar days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes attributable to the above property.

(b)     Insurance. Commencing January 1 following the Base Year and continuing thereafter during each calendar year of the Term, in the event that Lessor's per square foot cost of insurance (as hereinafter defined) increases above the Base Year per square foot amount, then Lessee shall pay to Lessor an amount equal to Lessee's Share of the aggregate amount of such increase (the "Insurance Increase"), as provided in subparagraphs 4(d) and 4(e) below. The term "insurance" shall include all fire and extended casualty insurance on the Project and all liability coverage on the grounds, sidewalks, driveways, parking areas, and any other exterior or interior areas of the Project, together with such other insurance protections, including, but not limited to, rents insurance, as are from time to time obtained by Lessor. The term "insurance" shall also include any deductible amount paid by Lessor in connection with any insured loss.

(c)     CAM. During the Term, Lessee shall pay to Lessor, as additional rent, Lessee's Share of all common area electrical, grounds maintenance charges, property management costs, security services and other common area charges and expenses for the Project (the "CAM Charges"), as provided in subparagraph 4(d) below. The term "grounds maintenance" shall include, without limitation, all landscaping, planting, lawn and grounds care, all improvements to the grounds and other common areas adjacent to the Premises and to all sidewalks, driveways, loading areas and parking areas.

(d)     Estimated Payments.

(i)     Prior to the Commencement Date and prior to January 1 of each subsequent calendar year during the Term, or as soon thereafter as possible, Lessor shall deliver to Lessee an estimate of (A) the Tax Increase for that calendar year (the "Tax Estimate"), (B) the Insurance Increase for that calendar year (the "Insurance Estimate"), and (C) the total CAM Charges for that calendar year (the "CAM Estimate") and Lessee's Share thereof. (The Tax Estimate, the Insurance Estimate and the CAM Estimate are sometimes referred to hereinafter collectively as the "Common Cost Estimates".) Lessee shall thereafter during that calendar year pay to Lessor one-twelfth (1/12) of the amount of Lessee's Share of the Common Cost Estimates at the same time its monthly installments of Base Rent hereunder are due and payable. In the event Lessor shall not have furnished the Common Cost Estimates to Lessee by January 1 of any calendar year, then until the first day of the first month next following the month in which the Common Cost Estimates are furnished to Lessee, Lessee shall pay to Lessor on the first day of each calendar month an amount equal to the aggregate monthly installment of Lessee's Share of the Tax Increase, Insurance Increase and CAM Charges which was payable by Lessee to Lessor with respect to the last month of the preceding calendar year. In such event, at such time as Lessor furnishes the Common Cost Estimates to Lessee, Lessor shall give Lessee notice stating whether the aggregate amount of the installments of Lessee's Share of the Tax Increase, Insurance Increase and CAM Charges previously paid for such calendar year is more or less than the aggregate amount of the installments due for such portion of the calendar year as computed in accordance with the Common Cost Estimates, and (A) if there shall be a deficiency, then within ten (10) days after the Lessee receives the Common Cost Estimates, Lessee shall pay the amount of such deficiency, (B) if there shall have been an overpayment, Lessor shall credit Lessee in the amount thereof toward the subsequent installments of the Tax Increase, Insurance Increase and CAM Charges, and (C) on the first day of the first month next following the month in which the Common Cost Estimates are furnished to Lessee, and monthly thereafter for the balance of such calendar year, Lessee shall pay to Lessor one-twelfth (1/12) of the amount of Lessee's Share of the Tax Increase, Insurance Increase and CAM Charges as set forth in the Common Cost Estimates.

(ii)     At such time as Lessor is able to determine the actual Tax Increase, Insurance Increase and CAM Charges for each calendar year, Lessor shall deliver to Lessee a statement thereof and, in the event the estimated Tax Increase, Insurance Increase and CAM Charges differ from the actual Tax Increase, Insurance Increase and CAM Charges, then (A) if there shall be a deficiency, then within ten (10) days after Lessee receives the statement of the actual Tax Increase, Insurance Increase and CAM Charges, Lessee shall pay the amount of such deficiency, and (B) if there shall have been an overpayment, Lessor shall credit Lessee in the amount thereof toward the subsequent installments of the Tax Increase, Insurance Increase and CAM Charges coming due in the next calendar year.

5

(e)     "Lessee's Share," as used herein, shall mean the number, stated as a percentage, determined by dividing the rentable square footage of the Premises as stated in Paragraph 1 by the number of rentable square feet in the improvements in the Project (which, for the purpose of this calculation, is 144,375 RSF). Notwithstanding the foregoing, for the purpose of calculating real estate taxes, Lessee’s Share shall mean the number, stated as a percentage, determined by dividing the rentable square footage of the Premises as stated in Paragraph 1 by the number of rentable square feet in the Building.

(f)     "Base Year," as used herein, shall mean the calendar year of 2015.

(g)     Any payment to be made pursuant to this Paragraph 4 with respect to the calendar year in which this Lease commences or terminates shall be prorated.

5.     Security Deposit. Upon execution of this Lease, Lessee shall pay to Lessor a security deposit equal to $2,983.00 (the "Security Deposit") which Security Deposit will be refunded if Lessee has complied with all the terms and conditions of this Lease, occupied the Premises for the full Term of the Lease and any renewals thereof, and has not damaged the Premises beyond normal wear and tear. If Lessee fails to pay any rent or other charges due hereunder or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain, at Lessor’s sole discretion, any or all of the Security Deposit for the payment of any rent or other charge in default, or for payment of any other sum which Lessor may become obligated to pay by reason of Lessee's default, or to compensate Lessor for any loss or damage which the Lessor may suffer thereby. If Lessor so uses or applies all or any portion of the Security Deposit, Lessee shall deposit sufficient cash with the Lessor to restore the Security Deposit to the full amount within fifteen (15) days after written demand therefor, and failure to do so shall be a material and immediate breach of this Lease.

6.     Utilities. Lessee shall promptly pay all charges for utilities and other services furnished to the Premises by Lessor or the applicable utility company, including, but not limited to, gas, water, electricity, fuel, light and heat. In the event any utilities furnished to the Project are not separately metered, Lessee shall pay to Lessor, as additional rental, Lessee's Share of the utilities, within ten (10) calendar days following receipt of a statement showing the amount due. Individual spaces are separately metered for gas and electricity. Water and sewer are included in the Common Area Maintenance.

7.     Use. (a) The Premises shall be used for office and warehouse purposes only. Lessee shall not permit any liens to attach or exist as against the Premises or the Project, nor commit any waste. The Premises shall not be used for any illegal purposes, nor in any manner shall Lessee allow, suffer, or permit any vibration, noise, odor, light or other effect that could constitute a nuisance or trespass for Lessor or any other lessee, their customers, agents, or invitees. Upon notice by Lessor to Lessee that any of the aforesaid is occurring, Lessee agrees to forthwith remove or control the same.

(b)     Lessee will not in any way violate any law, ordinance, or restrictive covenant affecting the Premises or the Project, nor use the Premises in any manner as would cause cancellation of, prevent the use of, or increase the rate of the standard form of fire and extended coverage insurance policy to be carried by Lessor on the Project.

(c)     In the event said insurance rate is increased over the least hazardous rate due to the nature of the use of the Premises by Lessee, the entire amount of such increase shall be paid by Lessee as additional rental on the first day of the month following receipt of notification of the payment thereof by Lessor.

(d)     Lessee shall be entitled to up to ten (10) parking spaces to be used in common with other Lessees. There will be no assigned parking unless Lessor determines that allocation of parking spaces among Lessees is appropriate. Lessee shall not park vehicles at the Project overnight. Lessee shall not store trailers or any other items outside the Building or at the Project.

6

8.     Repairs by Lessor. (a) Lessee accepts the Premises in its present condition and as suited for the uses intended by Lessee, subject only to Lessor's agreement to complete the Lessor's Work described in Exhibit "C". Except as otherwise expressly provided in this Lease, Lessor shall not be required to make any repairs or improvements to the Premises, except repairs to the foundation, exterior walls or roof of the Building as necessary for safety and leasability, and then only if not brought about by any act or neglect of Lessee, its agents, employees, contractors, invitees, licensees or assignees. Without limiting the generality of the foregoing limitation, Lessor specifically shall have no obligation to repair any interior or exterior glass or doors (including loading doors) located in or on or constituting a part of the Premises.

(b)     Lessor shall be responsible for the maintenance of those areas around the Building, including parking areas, planted areas, sidewalks, exterior lighting, drainage facilities and landscaping areas which are from time to time designated by Lessor as open for the joint use by lessees of the Building, Project and/or the public.

9.     Repairs by Lessee. Lessee shall repair, maintain, replace as necessary, and keep in good, clean, and safe repair all portions of the Premises and all equipment, fixtures and systems therein which are not specifically set forth as the responsibility of Lessor in Paragraph 8 of this Lease. Lessee's repairs and replacements shall include, without limitation, all electrical, plumbing, heating and air-conditioning systems, parts, components and fixtures. In connection therewith, Lessee shall maintain in force at all times a maintenance contract for the heating, ventilation and air conditioning equipment (a) acceptable in form and content to Lessor, (b) with a service organization acceptable to Lessor and (c) providing for at least semi-annual maintenance of such equipment, and shall provide Lessor with a true copy of such maintenance contract. Lessee shall also promptly repair or replace all partitions and all glass and plate glass within or constituting a part of the Premises immediately when cracked or broken, unless caused by Lessor or Lessor's employees or agents, and Lessee shall be liable for and shall hold Lessor harmless against all loss, cost and damage (including reasonable attorneys' fees) arising from any damage or injury to the Premises or the Project or to any person or property caused or contributed to by any act or negligence of Lessee, any invitee, agent, affiliate, customer or client of Lessee or anyone in Lessee's control or employ. Lessor gives to Lessee exclusive control of the Premises and shall be under no obligation to inspect the Premises. Lessee shall promptly report in writing to Lessor any defective conditions known to Lessee which Lessor is required to repair, and failure to promptly report such defects shall make Lessee liable to Lessor for any liability incurred by Lessor by reason of such defects, and Lessee indemnifies and holds Lessor harmless from and against all loss, costs and damage (including reasonable attorneys' fees) arising from or related to Lessee's failure to so report such defective conditions. In no event shall Lessee cause or allow any outside storage of trash, refuse, debris, or anything else on the Premises, whether in the area of the dumpster or otherwise. All personal property of Lessee or Lessee's employees, agents, affiliates or invitees located in or brought upon the Premises or any part of the Building shall be at risk of Lessee only, and Lessor shall not be liable to Lessee or any other party for any damage thereto or theft thereof resulting from any cause.

10.     Lessor's Work. (a) Lessor agrees that it will finish out the Premises as depicted and described on Exhibit "C" attached hereto and by this reference made a part hereof (the "Plans and Specifications"), which were submitted, reviewed and approved by Lessor and Lessee prior to the execution hereof, and in accordance with all currently applicable laws, ordinances, codes and regulations. In the event that Lessee shall desire, or Lessor shall find it necessary to make, any modifications or changes to the Plans and Specifications, the party desiring or requiring said changes shall give the other party written notice thereof. No change to the Plans and Specifications shall be effective unless and until it has been approved in writing by Lessor and Lessee. The Plans and Specifications, as amended, shall thereafter, for all purposes, be considered the "Plans and Specifications" hereunder. Notwithstanding the foregoing, Lessee acknowledges that in the course of construction, certain changes, deviations or omissions may be required by governmental authorities or job conditions and Lessee agrees to such changes, deviations or omissions, provided that such changes, deviations or omissions do not materially alter the value or appearance of the Premises or materially reduce the quality of materials used in the construction thereof. Lessee understands and agrees that any plans, renderings or drawings or similar documents which purport to depict any of the improvements which comprise the Premises are merely an approximation of, and may not necessarily reflect, actual, as-built conditions. Lessee agrees to such modifications, provided that any such modifications to the Plans and Specifications do not materially affect the value or appearance of the Premises.

7

(b)     Provided the Premises are substantially completed, in the event Lessee does not occupy the Premises in accordance with Paragraph 2.2 above, all costs incurred by Lessor in finishing out the Premises as set forth in this Paragraph 10 and on Exhibit "C" attached hereto shall become due and payable by Lessee upon billing therefor by Lessor. The remedy provided in this subparagraph 10(b) is in addition to, and not in lieu of, any other remedies available to Lessor at law, in equity or otherwise.

11.     Right of Entry. Lessor and Lessor's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours after reasonable notice to Lessee, for the purpose ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Lessor under the terms of this Lease. In the event Lessor or Lessor's agents or representatives enter the Premises for any of such purposes, they shall use best efforts to minimize interference with the conduct of business on the Premises by Lessee. During the period that is six (6) months prior to the end of the Term hereof, Lessor and Lessor's agent and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises after reasonable notice to Lessee and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. Lessee shall give written notice to Lessor at least sixty (60) days prior to vacating the Premises and shall arrange to meet with Lessor for a joint inspection of the Premises prior to vacating. In the event of Lessee's failure to give such notice or arrange such joint inspection, Lessor's inspection at or after Lessee's vacating the Premises shall be conclusively deemed correct for purposes of determining Lessee's responsibility for repairs and restoration.

For each of the aforesaid purposes, Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon, and about the Premises, and Lessor shall have the right to use any and all means which Lessor may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Lessor by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction, actual or constructive, of Lessee from the Premises or any portions thereof; Lessor shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Lessee therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevator, stairs, toilets, or other public parts of the Building and to change the name, number of designation by which the Building is commonly known, provided such changes are required by any applicable code or regulation. Lessor does reserve the right to change the name of the project without Lessee's consent

12.     Lessor's Right to Act for Lessee. If Lessee fails to pay any additional rent or make any other payment (except Base Rent) or take any other action when and as required under this Lease, Lessor may, without demand upon Lessee and without waiving or releasing Lessee from any duty, obligation or liability under this Lease, pay any such additional rent, make any such other payment or take any such other action required of Lessee. The actions which Lessor may take shall include, but are not limited to, the performance of maintenance or repairs and the making of replacements to the Premises, the payment of insurance premiums which Lessee is required to pay under this Lease and the payment of taxes and assessments which Lessee is required to pay under this Lease. Lessor may pay all incidental costs and expenses incurred in exercising its rights hereunder, including, without limitation, reasonable attorneys' fees and expenses, penalties, re-instatement fees, late charges and interest. All amounts paid by Lessor pursuant to this Paragraph 12, and all costs and expenses incurred by Lessor in exercising Lessor's rights under this Paragraph 12, shall bear interest at the lesser of (i) eighteen (18%) percent per annum or (ii) the highest rate permitted under applicable law (the "Default Rate of Interest"), from the date of payment by Lessor and shall be payable by Lessee to Lessor upon demand.

13.     Default. (a) Each of the following events shall constitute an "Event of Default" by Lessee under this Lease:

(i)     If Lessee shall fail to pay when due any rent or other payment to be made by Lessee hereunder and shall not cure such failure within five (5) days after the due date (as to the scheduled monthly rental payments) or within five (5) days after written notice thereof from Lessor (as to nonscheduled payments), as the case may be; or

8

(ii)    If Lessee shall violate or breach, or shall fail fully and completely to observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provision of this Lease (other than the payment of rent or any other payment made by Lessee), and shall not cure such failure within ten (10) days after Lessor gives Lessee written notice thereof; or

(iii)   If the Premises are deserted or abandoned; or

(iv)   If the Premises or Lessee's interest therein is levied upon and not satisfied or dissolved within fifteen (15) days after such levy upon or attachment.

For the purposes of the Events of Default specified in clause 13(a) above, the word "Lessee" shall include, without limitation: (i) any party comprising Lessee, should more than one person or entity execute this Lease as Lessee, or any general partner or going venturer of Lessee or any such party; and (ii) any person or entity now or hereafter liable, whether primarily, secondarily or contingently, for the performance of the duties and obligations of Lessee under this Lease, including without limitation any principal, maker, endorser, guarantor or surety.

(b)     Upon the occurrence of any Event of Default, Lessor may pursue any one or more of the following remedies, in addition to any other remedies provided under this Lease, at law or in equity, separately or concurrently or in any combination, without any notice (except as specifically provided herein) or demand whatsoever and without prejudice to any other remedy which it may have for possession of the Premises or for arrearages in rent or other amounts payable by Lessee:

(i)     Revoke Lessee’s right to pay Rent reserved in this Lease in monthly installments; require immediate payment of the balance of Rent for the then-current Lease Year in full; and require payment of Rent for each subsequent Lease Year in full in advance on the first day of such Lease Year.

(ii)    Terminate this Lease, in which event, unless Lessor has previously taken possession of the Premises, Lessee shall immediately surrender the Premises to Lessor. If Lessee fails to do so, Lessor may, without prejudice to any other remedy which Lessor may have for possession or recovery of Rent or other sums due, enter upon and take exclusive possession of the Premises, or, at Lessor’s election, by writ of possession. In addition to the payment of Rent or other sums then due, Lessee shall pay to Lessor on demand the amount of all loss and damage which Lessor suffers by reason of such event of default, together with, at Lessor’s election, either (1) Rents which accrue after termination prior to reletting and any deficiency between Rent obtained upon reletting and the Rent due under the Lease, calculated as each month expires, or (2) the difference between the then present value of the Rent payable over the Term less the then present fair rental value of the Premises over the Term. Lessee and Lessor recognize and agree that it is difficult or impossible to determine the then present fair rental value at this time, because future market conditions (including future rental value and the probability of reletting for the remaining term) are difficult or impossible to foresee. Therefore, Lessee agrees to pay, and Lessor agrees to accept, as liquidated damages, the then present value of the Rent payable over the Term discounted at a rate of 5% per annum. In calculating the amount of agreed liquidated damages, the parties have taken into account a reasonable estimate of Lessor’s loss and damage which Lessor may suffer by reason of such default to the extent such loss and damage has not been actually determined at the time of this calculation. Lessee agrees that such payment shall not constitute a penalty but shall be construed as liquidated damages. Upon making such payment Lessee shall receive from Lessor all Rents received by Lessor on account of the Premises during the original term of the Lease. However, Lessee shall in no event be entitled to payment of or credit for any surplus of Rents obtained on reletting of the Premises over Rent or other sums due under this Lease. No such termination or taking possession shall relieve Lessee of Lessee’s liability for Rent or other sums which have accrued or which thereafter accrue except as provided in this subparagraph 13(b).

(iii)   Without terminating this Lease, enter upon and take exclusive possession of the Premises, if necessary, and, at Lessor’s election, by writ of possession, and if Lessor so elects at any time prior to termination of this Lease, relet the Premises on Lessee’s account on such terms as Lessor may deem advisable and receive and credit to Lessee’s account any rent from reletting. In addition to the Rent or other sums which have accrued or which accrue prior to reletting, Lessee shall pay to Lessor on demand Lessor’s loss and damage by reason of Lessee’s event of default, together with any deficiency between the rents obtained under such payment of or credit for any surplus of rents obtained on reletting over the rent or other sums due under the Lease. No such taking of possession or reletting shall relieve Lessee of the liability for rent or other sums then accrued or which thereafter accrued except as provided in this subparagraph 13(b).

9

(iv)   Without terminating this Lease, enter upon the Premises, if necessary,and, at Lessor’s election, under any available process, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee shall pay Lessor promptly upon invoice any expenses, including fifteen percent (15%) reasonable attorney’s fees, which Lessor incurs in thus effecting compliance with Lessee’s obligations under this Lease, but Lessor shall not be liable for any damages resulting to Lessee from such action, whether caused by the negligence of Lessor or otherwise. No such entry or action by Lessor shall relieve Lessee of the liability for Rent or other sums then accrued or which thereafter accrue.

(v)     Pursue any other available remedies provided or permitted by law.

(c)     Pursuit of any remedy shall not constitute a forfeiture or waiver of any Rent or other sums due to Lessor or of any loss or damages accruing to Lessor by reason of any violation of this Lease theretofore accrued or which thereafter accrue except as provided in this Lease. Forbearance by Lessor to enforce a remedy available upon an event of default shall not be a waiver of such default or of the right to pursue any remedy during the continuance of such event of default or upon any subsequent or other event of default.

(d)     Lessor’s loss and damage by reason of any event of default shall include the expense of taking possession, the unamortized cost of any improvements or contribution or allowance for such improvements to the Premises made by Lessor to the extent such improvements are not used by any Lessee upon reletting, the cost of any repairs or remodeling by Lessor following repossession made for the purposes of reletting except that such cost shall be amortized on a straight line basis over the term of the reletting and only the part thereof allocable to the remaining Term, calculated without regard to the termination of this Lease by reason of the event of default, shall be chargeable to Lessee, and legal fees and broker’s commissions incident to reletting, except that such legal fees and broker’s commissions, if not otherwise allocated, shall be amortized over the term of the reletting and only the part thereof allocable to the remaining Term, calculated without regard to the termination of this Lease by reason of an event of default, shall be chargeable to Lessee.

(e)     If Lessor is permitted to retake possession of the Premises, Lessor may enforce such right by summary proceedings or otherwise.

(f)     The term “reserved” as applied to Base Rent or Additional Rent herein means any and all payments to which Lessor is entitled during the Term.

14.     Rights Cumulative. All rights, remedies, powers and privileges conferred under this Lease on Lessor shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by law.

15.     Liens. Lessee hereby indemnifies Lessor against, and shall keep the Premises, the Building and the Project free from liens for any work performed, material furnished or obligations incurred by Lessee. Should any liens or claims be filed against the Premises, the Building or the Project by reason of Lessee's acts or omissions, Lessee shall cause the same to be discharged by bond or otherwise within ten (10) days after filing. If Lessee fails to cause any such lien or claim to be discharged, then Lessor may make any payment that Lessor, in its sole judgment, considers necessary, desirable or proper in order to do so. All amounts paid by Lessor shall bear interest at the Default Rate of Interest from the date of payment by Lessor and shall be payable by Lessee to Lessor upon demand.

16.     Lessee's Property; Alterations to the Premises. (a) Lessee shall not remove any personal property, fixtures or equipment from the Premises at any time during which Lessee is in default under this Lease. Upon any termination of this Lease at a time at which Lessee shall be liable in any amount to Lessor under this Lease, Lessor shall have a lien upon the personal property and effects of Lessee within the Premises, and Lessor shall have the right, at Lessor's election, without notice to Lessee, to sell at a private, commercially reasonable sale all or part of said property and to apply the proceeds thereof against any amounts due under this Lease from Lessee to Lessor, including the expenses of such sale. If Lessee shall not remove all of Lessee's effects from the Premises at any expiration or other termination of this Lease, all property and effects of Lessee remaining on the Premises shall be deemed conclusively abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of removing the same.

10

(b)     Lessee shall not make any alterations, additions or improvements to the Premises, exterior or interior, without the prior written consent of Lessor, except for unattached movable fixtures which may be installed without drilling, cutting or otherwise defacing the Premises. If any such alterations, additions or improvements are made, then at the expiration of the Term of this Lease, Lessee agrees to restore the Premises to the condition prior to making same, at Lessee's sole cost and expense, reasonable wear and tear excepted, provided that if Lessor does not require removal, then all such alterations, additions or improvements shall become the sole property of Lessor. Lessee may not use or penetrate the roof of the Premises for any purpose whatsoever without Lessor's prior written consent. All construction work done by Lessee in the Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and at such times and in such manner as will cause a minimum of interference with other construction in progress and with the transaction of business in the Building. Lessee shall and hereby agrees to indemnify and hold harmless Lessor from and against any and all loss, cost, damage, expense or liability (including, without limitation, court costs and attorneys' fees) ever suffered or incurred by Lessor as a result of any penetration of the roof, including, without limitation, costs of repair, loss of income, claims for damages from other Lessees of the Building and damages which result if any warranty held or maintained by Lessor is voided or impaired by such penetration. The provisions hereof shall survive the expiration or any termination of this Lease.

17.     Subletting and Assignment. (a) Lessee shall not, without the prior written consent of Lessor, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of Premises by any party other than Lessee. Lessor will charge an application fee of $500.00 for each application for subletting and assignment. The fee is non-refundable and shall not be returned in the event Lessor declines to consent to the subletting or assignment or if Lessor consents to the subletting or assignment. Consent to any assignment or sublease shall not destroy this provision, and all later assignments or subleases shall be made likewise only on the prior written consent of Lessor. The assignee of Lessee, at option of Lessor, shall become directly liable to Lessor for all obligations of Lessee hereunder, but no sublease or assignment by Lessee shall relieve Lessee of any liability hereunder.

(b)     Should Lessor consent to a subletting of the Premises, Lessor shall be entitled to fifty percent (50%) of any "profits" realized by Lessee with respect to such subletting. For purposes hereof, "profits" shall mean any monies paid to Lessee by any sublessee over and above any monies paid by Lessee under this Lease. In no event shall "profits" be deemed to be less than zero (0).

18.     Damage or Destruction. (a) If the Building or Premises are rendered partially or wholly unfit for occupancy by fire, the elements, act of God or other casualty (fire, the elements, acts of God or other casualties hereinafter referred to as a "Casualty"), and if such damage cannot, in Lessor's reasonable estimation, be materially restored within one hundred and twenty (120) days after such Casualty, then Lessor may, at its sole option, terminate this Lease as of the date of such Casualty and the Term shall end on such date as if that date had been originally fixed in this Lease for the expiration of the Term. Lessor shall exercise its election to terminate provided herein by written notice to Lessee within ninety (90) days after such Casualty. For purposes hereof, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Lessee's use of the Premises for the purpose for which it was then being used.

(b)     If this Lease is not terminated pursuant to subsection (a) above, then Lessor shall proceed with all due diligence to repair and restore the Building or Premises, as the case may be (except that Lessor may elect not to rebuild, and thus terminate this Lease, if such Casualty occurs during the last year of the Term exclusive of any renewal or extension option that is unexercised at the date of such Casualty). If Lessor shall fail to complete such repairs and material restoration within one hundred fifty (150) days after the date of the Casualty, then Lessee may at its option and as its sole remedy terminate this Lease by delivering written notice to Lessor, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the Term hereof; provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Lessee, or because of strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control, or other causes beyond the reasonable control of Lessor, then the period for restoration, repair or rebuilding shall be extended for the amount of time Lessor is so delayed. In no event shall Lessor be required to rebuild, repair or replace any part of the partitions, fixtures, additions, or other property and improvements that may have been placed in or about the Premises by Lessee.

11

(c)     If this Lease shall not be terminated by Lessor pursuant to this Paragraph 18 and if the Premises is unfit for occupancy in whole or in part following such Casualty, then the Base Rent payable during the period in which the Premises is unfit for occupancy shall abate in proportion to the percentage of the rentable area of the Premises rendered unfit by such Casualty; provided, however, that no such abatement shall be made under the provisions of this subsection (c) if such Casualty shall have been caused through the negligence or willful misconduct of Lessee, its agents, employees, contractors, invitees, licensees, Lessees, or assignees.

(d)     Notwithstanding anything herein to the contrary, if, following any Casualty, the holder of any indebtedness secured by a mortgage or deed to secure debt or similar instrument covering the Premises or Building requires that any insurance proceeds resulting from the Casualty be paid to it rather than to Lessor for the rebuilding or restoration of the Premises or the Building, then Lessor shall have the right to terminate this Lease by delivering written notice of termination to Lessee within fifteen (15) days after such requirement is made by any such person, whereupon the Lease shall end on the date of the Casualty as if the date of such Casualty were the date originally fixed in this Lease for the expiration of the Term.

(e)     If any Casualty described in this Paragraph 18 occurs, then Lessor shall not be liable to Lessee for any inconvenience, annoyance, loss of profits, expenses, or any other type of injury or damage resulting from the repair of any such Casualty, or from any repair, modification, arranging or rearranging of any portion of the Premises or any part or all of the Building or for termination of this Lease as provided in this Paragraph 18, except to the extent of any bodily injury to persons or damage to property resulting solely from Lessor's negligence or intentional misconduct in performing such work.

19.     Condemnation. (a) If all or any substantial part of the Building or Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, then this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the Term.

(b)     If part of the Building or Premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in subsection (a) above, then this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all the circumstances, and Lessor shall undertake to restore the Building and Premises to a condition suitable for Lessee's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all circumstances; provided, however, that (i) if the part of the Building so taken or purchased in lieu of taking shall contain more than twenty-five percent (25%) of the rentable area of the Premises immediately prior to such taking or purchase in lieu of taking, or (ii) if by reason of such taking or purchase in lieu of taking Lessee no longer has a reasonable means of access to the Premises, then Lessee may, at Lessee's option, terminate this Lease by delivering to Lessor written notice of Lessee's election so to terminate at least five (5) days in advance, and this Lease shall terminate as if the date of such election were the date originally fixed in this Lease for the expiration of the Term.

(c)     Lessee shall not share in any condemnation award or payment in lieu thereof or in any award for damages resulting from any grade change of adjacent streets, the same being hereby assigned to Lessor by Lessee; however, Lessee may separately claim and receive from the condemning authority (but not from Lessor), if legally payable, compensation for Lessee's removal and relocation costs and for Lessee's loss of business and/or business interruption, provided that such claim and recovery in no way diminishes Lessor’s recovery.

12

(d)     Notwithstanding anything to the contrary contained in this Paragraph 19, if during the Term the use or occupancy of any part of the Building or Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private agreement in lieu thereof, then this Lease shall be and remain unaffected by such taking or appropriation and Lessee shall continue to pay in full all rent payable hereunder by Lessee during the Term of this Lease; in the event of any such temporary appropriation or taking, Lessee shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Premises during the term of this Lease, and Lessor shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Premises, after the end of the Term, and of the Building.

20.     Indemnity and Hold Harmless. Lessee shall indemnify, and hold harmless the Lessor and the Premises, at Lessee’s expense, against (i) any default by Lessee, or any assignee or sublessee permitted hereunder; (ii) any act of negligence of Lessee or its agents, contractors, employees, invitees, guests or licensees; and (iii) all claims, losses, damages, costs, expenses (including, but not limited to, reasonable attorney’s fees and costs of litigation actually incurred) or liability incurred or suffered by persons or property by reason of the use or occupancy of the Premises. Notwithstanding the forgoing, Lessee will not indemnify Lessor to the extent of Lessor’s own misconduct or negligence.

21.     Insurance and Waiver of Subrogation. Lessee agrees to purchase, at its own expense, and to keep in force during the term of this Lease the following insurance coverage:

(a)     Business Personal Property – Business Personal Property insurance in an amount equal to the full replacement cost, including increased cost of construction due to operation of building laws and demolition, Business Personal Property and the replacement of any improvements that are the property of Lessee or that Lessee has agreed to replace as well as coverage for Loss of Use.

(b)     Boiler and Machinery (if operated by Lessee) – This insurance will provide protection for “accidental damage” as defined in the policy to boilers, air conditioning similar equipment, and to other property. The coverage will provide Replacement Cost and include the Loss of Rental Income. The amount of coverage should be large enough to cover any damage to the building that could be caused by the equipment.

The insurance will be for at least the perils of “All Risk of Physical Loss” as defined by the Insurance Service Office. The addition of broader coverage including flood and earthquake will be considered. An agreed value clause will be used if possible.

(c)     Commercial General Liability (Occurrence Form)

$1,000,000	Per Occurrence Limit
$1,000,000	Personal and Advertising Injury Limit
$1,000,000	Fire Damage Limit
$5,000	Medical Expense Limit
$2,000,000	General Aggregate
$1,000,000	Products/Completed Operations Occurrence and Aggregate

(i)     The policy will include a “Per Location General Aggregate and Cross Liability”.

(ii)    The Lessor, Lenox Towers Property Services, LLC and Goddard Investment Group, LLC will be named as Additional Insureds for Operations and Product/Completed Operations and that thirty (30) days notice will be given in the event of termination.

13

(d)     Automobile Liability – Automobile Liability insurance including Owned, Hired, and Non-Owned vehicles with a combined single limit of $1,000,000.

(e)     Workers’ Compensation – Workers’ Compensation policy to provide Statutory coverage including employers Liability with a combined single limit of $1,000,000.

(f)     Independent Contractors – The Employer of any Independent Contractors will require that they provide the same insurance coverages as required of Lessee as listed above.

(g)     Certificates – Lessee agrees to furnish Lessor a Certificate of Insurance as evidence of the above coverages prior to Lessee’s occupancy of the Premises and within thirty (30) days of any changes in Lessee’s insurance coverage. The policy shall be endorsed to provide thirty (30) days notice to the certificate holder prior to termination. The policy will be issued in an insurance company licensed in the state of Georgia and must be rated “Secure” by A.M. Best Company or Standard and Poors.

(h)     Waiver of Subrogation - Lessor and Lessee each agree to waive their right of recovery and subrogation against the other, to the extent that they are covered or would have been covered by the Property Insurance coverages required by the terms of this Lease. Each party is responsible for confirming that their property insurance coverage provides for such a waiver.

22.     Signage. Lessee shall not install any signs visible from outside the Premises except with the prior written consent of Lessor, which consent may be withheld or conditioned in Lessor’s sole reasonable judgment. Any signs permitted by Lessor shall be maintained in compliance with applicable governmental rules and regulations governing such signs, and Lessee shall be responsible to Lessor for any damage caused by the installation, use or maintenance of said signs. Lessee agrees, upon removal of said signs, to repair all damage incident thereto.

23.     Attorneys' Fees. If any amounts owing under this Lease are collected, directly or indirectly, by or through an attorney at law, Lessee shall pay as Additional Rent all actual and reasonable attorney's fees, but not less than fifteen percent (15%) of all principal, interest and late charges due and owing. Lessee shall also pay all actual and reasonable attorney's fees incurred by Lessor as a result of any nonmonetary breach or default by Lessee under this Lease.

24.     Time of Essence. Time is of the essence of this Lease.

25.     Lessor and Lessee Relationships. This Lease shall create the relationship of Lessor and Lessee between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only an usufruct not subject to levy or sale; and Lessee may not assign this Lease, or any interest hereunder, or sublet the Premises, or any part thereof, without Lessor's prior written consent.

26.     Holding Over. If Lessee remains in possession of the Premises after expiration of the Term of the Lease, with Lessor's acquiescence and without any express written agreement of the parties, Lessee shall be a lessee on a month-to-month basis at a rental rate equal to 200% of the rate in effect at the end of this Lease. There shall be no renewal of this Lease by operation of law.

27.     Sale by Lessor. In the event of any sale, conveyance, transfer, or assignment by Lessor of its interest in and to the Premises, all obligations under this Lease of the party selling, conveying, transferring, assigning or otherwise disposing shall cease and terminate and Lessee releases said party from same, and Lessee shall thereafter look only and solely to the party to whom or which the Premises were sold, conveyed, transferred, assigned or otherwise disposed of for performance of all of Lessor's duties and obligations under this Lease.

28.     Surrender of the Premises. At the termination of this Lease, Lessee shall surrender the Premises and keys thereto to Lessor in at least as good as a condition as on the Commencement Date, natural wear and tear and casualty only excepted.

14

29.     Notices. All notices required or permitted to be given with respect to this Lease shall be in writing and shall be deemed to have been given (a) when hand delivered, (b) three (3) days after deposited, postage prepaid, with the United States Postal Services (or its official successor), certified, return receipt requested, properly addressed as set out below, or (c) two (2) days after deposited with Federal Express or other similar overnight courier service, properly addressed as set out below:

To Lessee:

Applied Optoelectronics, Inc.

3025 Breckinridge Boulevard, Suite 130

Duluth, GA 30096

Attn: Office Manager

With a copy to:

Applied Optoelectronics, Inc.

13115 Jess Pirtle Blvd.

Sugar Land, TX 77478

Attn: Stefan Murry

To Lessor:

GIG VAOI Breckinridge, LLC

c/o Goddard Investment Group, LLC

3390 Peachtree Road, N.E., Suite 1200

Atlanta, Georgia 30326

Attn: Thomas K. Dotzenrod, Esq.

With a copy to:

GIG VAOI Breckinridge, LLC

c/o Goddard Investment Group, LLC

3390 Peachtree Road NE, Suite 1200

Atlanta, GA 30326

Attn.: Asset Manager – Breckinridge Center

Such addresses may be changed from time to time by either party by notice to the other in accordance herewith. Lessee hereby appoints as its agent for service of all summons or other process of law, the person who is in charge of the Premises at the time of such service of summons. Process may also be served by any other means allowed by law.

30.     Parties. "Lessor" as used in this lease shall include Lessor's assigns and successors in title to the Premises. "Lessee" shall include Lessee, and if this Lease shall be validly assigned or the Premises sublet, shall include such assignee or sublessee, its successors and permitted assigns. "Lessor" and "Lessee" shall include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

31.     Subordination and Attornment. (a) This Lease shall be subordinate to the right, title and interest of any lender or other party holding a security interest in or a lien upon the Premises under any and all mortgage instruments or deeds to secure debt presently encumbering the Premises or the Building and to any and all other deeds to secure debt or mortgage instruments hereafter encumbering the Premises or the Building.

(b)     Lessee shall at any time hereafter, on demand of Lessor or the holder of any such deed to secure debt or mortgage instrument, execute any instruments which may reasonably be required by such party for the purpose of evidencing the subordination of this Lease to the lien or security interest of such party.

(c)     Lessee shall, upon demand, at any time or times, execute, acknowledge and deliver to Lessor or the holder of any such instruments or deeds to secure debt, without expense, any and all documents that may be necessary to make this Lease superior to the lien of any of the same.

(d)     If the holder of any of said instruments or deeds to secure debt shall hereafter succeed to the rights of Lessor under this Lease, Lessee shall, at the option of such holder or a purchaser at any foreclosure or sale under power, attorn to and recognize such successor as Lessee's Lessor under this Lease and shall promptly execute, acknowledge and deliver any instrument that may be necessary to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor Lessor and Lessee, subject to all of the terms, covenants and conditions of this Lease.

15

(e)     If Lessee fails at any time to execute, acknowledge and deliver any of the documents provided for by this Paragraph 31 within ten (10) days after Lessor's notice so to do, in addition to the remedies allowed in Paragraph 13 hereof, or otherwise, Lessor may execute, acknowledge, and deliver any and all such documents as the attorney-in-fact of Lessee in its name, place, and stead, and Lessee hereby appoints Lessor, its successors and assigns as such attorney-in-fact, such power of attorney being coupled with an interest and being irrevocable by death, dissolution or merger of Lessee.

32.     Estoppel Certificate. At any time and from time to time, Lessee, on or before the date specified in a request therefor made by Lessor, which date shall not be earlier than ten (10) days from the making of such request, shall execute, acknowledge, and deliver to Lessor and to such assignee, mortgagee or other party as may be designated by Lessor, a certificate (in a form to be specified by Lessor) stating: (i) that by such certificate the Lease is ratified; (ii) the Commencement Date and the date on which Lessee entered into occupancy of the Premises; (iii) the amount of the monthly portion of Base Rent and Additional Rent payable hereunder; (iv) that the Lease (unmodified or as modified, as the case may be, with all amendments or modifications so specified) represents the entire agreement between the parties as to the Premises (or if such is not the case, the certificate shall so state, specifying the particulars of any other applicable agreement or state of facts) and is in full force and effect; (v) the Expiration Date; (vi) that, as of the date of the certificate, there are no defaults by Lessor or Lessee under the Lease, and there are no existing defenses or offsets which Lessee has against the enforcement of the Lease by Lessor (or, if such is not the case, the certificate shall so state specifying particulars); (vii) the amount of Base Rent and Security Deposit which has been deposited with Lessor; (viii) the month and year through which Base Rent and Additional Rent have been paid; (ix) that no actions, voluntary or involuntary, are pending against Lessee under the bankruptcy laws of the United States or any State thereof (or, if such is not the case, the certificate shall so state specifying particulars); (x) that the person executing the certificate is duly authorized to execute the same on behalf of Lessee, and that the certificate is and shall be binding on Lessee, its successors and assigns; (xi) that Lessee has not requested any repairs or replacements to the Premises or any other part of the Project that are Lessor's responsibility under the Lease and that have not been completed (or, if such is not the case, the certificate shall so state specifying particulars); and (xii) such other matters relating to the Lease as may reasonably be requested by Lessor. In the event that Lessee fails to provide such certificate within ten (10) daysafter written request by Lessor therefor, Lessee shall be deemed to have approved the contents of the certificate as submitted to Lessee by Lessor at the time of the written request therefor, and Lessor is hereby authorized to so certify. Lessee hereby expressly acknowledges and agrees that Lessor, any such assignee, mortgagee or other party shall be entitled to rely upon the certificate so certified by Lessor or any certificate delivered by Lessee hereunder.

33.     Governmental Regulations. Lessee agrees, at its sole expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Lessee's use or occupancy of the Premises.

34.     Successors and Assigns. The provisions of this Lease shall inure to the benefit of and be binding upon Lessor and Lessee and their respective successors, heirs, legal representatives and assigns, subject; however, in the case of the Lessee, to the restrictions on assignment and subletting contained in this Lease.

35.     Limitation of Liability. Lessor's obligation and liability to Lessee with respect to this Lease shall be limited solely to Lessor's interest in the Building, and neither Lessor, nor any joint venturer, partner, officer, director or shareholder of Lessor or any of the joint venturers of Lessor shall have any personal liability whatsoever with respect to this Lease.

16

36.     Brokerage Commissions. Lessee represents and warrants to Lessor that (except with respect to any broker(s) identified on the Lease Summary attached hereto) no broker, agent, commission salesman, or other person has represented Lessee in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesman, or other person. Lessee agrees to indemnify Lessor against and hold Lessor harmless from any and all claims, suits or judgments (including, without limitation, reasonable attorneys' fees and court costs incurred in connection with any such claims, suits or judgments or in connection with the enforcement of this indemnity) for any fees, commissions or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship with Lessee (except with respect to the broker(s) and other person(s) or firm(s) excluded above from Lessee's representation and warranty of no broker). Lessee further agrees that, if (i) this Lease shall terminate prior to the Expiration Date as a result of any default hereunder by Lessee, or (ii) Lessor shall exercise any of Lessor's rights and remedies pursuant to Paragraph 13 as a result of Lessee's default, whether or not this Lease is terminated, then in any of such events Lessee shall reimburse Lessor for the Applicable Portion (as hereinafter defined) of any leasing commission(s) or similar brokerage fee(s) paid or to be paid by Lessor to any broker or brokers with respect to this Lease. The "Applicable Portion" of any such leasing commission(s) or brokerage fee(s) shall be determined by dividing (a) the total amount of such leasing commission(s) and brokerage fee(s) paid or to be paid by Lessor by (b) the total number of months in the term of this Lease for which Lessee is obligated to pay Base Rent, and then multiplying the resulting sum by (c) the number of months or fractions thereof remaining in the then unexpired Term of this Lease. Lessee promises to pay Lessor the Applicable Portion of such leasing commission(s) or brokerage fee(s) within ten (10) days after receipt of Lessor's written request therefor.

37.     Rules and Regulations. Lessee accepts the Premises subject to and hereby agrees with Lessor to abide by the Rules and Regulations attached to this Lease and incorporated herein by reference, together with such additional Rules and Regulations or amendments thereto as may hereafter from time to time be reasonably established by Lessor, and such additions or amendments shall be binding on Lessee upon receipt of same by Lessee.

38.     Hazardous Substances. The term "Hazardous Substances", as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any existing or future federal, state or local law or ordinance relating to pollution or protection of the environment. Lessee hereby represents and warrants and covenants with Lessor that:

(a)     Lessee has obtained and shall maintain in good standing all local, state and federal government licenses necessary in order to conduct its operations at the Premises;

(b)     No activity shall be conducted on the Premises that will produce any Hazardous Substance, except for such activities that (i) are part of the ordinary course of Lessee's business activities; (ii) have been approved in advance by Lessor in writing; and (iii) are conducted in accordance with all Environmental Laws (the "Permitted Activities");

(c)     The Premises shall not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that (i) are used in the ordinary course of Lessee's business; (ii) have been approved in advance by Lessor in writing; and (iii) are properly stored in a manner and location meeting the requirements of all Environmental Laws (the "Permitted Materials");

(d)     No portion of the Premises shall be used as a landfill or a dump;

(e)     Lessee shall not install any underground tanks of any type on the Premises;

(f)     Lessee shall not allow any surface or subsurface conditions to exist on the Premises or come into existence on the Premises that constitute, or with the passage of time may constitute, a public or private nuisance;

17

(g)     Lessee shall not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If, at any time during or after the Term of the Lease, the Premises are found to be contaminated or subject to said conditions, Lessee agrees to indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Lessee. The foregoing indemnification shall survive the termination or expiration of this Lease; and

(h)     Should Lessee cause or permit any intentional or unintentional release of Hazardous Substances into the air, or the surface or into the subsurface of the Project (or any part thereof) or any adjacent properties, Lessee shall immediately notify Lessor and the appropriate jurisdictional and governmental agencies.

39.     Quiet Enjoyment. If Lessee is not in default under any provision of this Lease, Lessee shall during the Term of this Lease, subject to the terms of this Lease, have the peaceable and quiet enjoyment and possession of the Premises without any manner of hindrance from Lessor or any persons lawfully claiming through Lessor.

40.     Miscellaneous. This Lease contains the entire agreement of Lessor and Lessee and no representations or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Lessor to exercise any power given Lessor hereunder, or to insist upon strict compliance by Lessee of any obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Lessor's right to demand exact compliance with the terms hereof. If any clause of this Lease is illegal, invalid or unenforceable under applicable present or future laws or regulations effective during the Term of this Lease, the remainder of this Lease shall not be affected. In lieu of each clause or provision of this Lease which is illegal, invalid, or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical as may be possible and so may be legal, valid and enforceable. This Lease shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of Georgia. Neither this Lease, nor any memorandum of this Lease or reference hereto, shall be recorded by Lessee without Lessor's consent endorsed hereon or thereon. Lessor shall be excused from the performance of any of its obligations under this Lease for the period of any delay resulting from any cause beyond its control, including, without limitation, all labor disputes, governmental regulations or controls, fires or other casualties, inabilities, inability to obtain any material or services or acts of God. A facsimile or scanned copy of signatures hereto shall operate as an original and any counterpart signature pages shall be attached to and shall form one agreement.

41.     Special Stipulations. In the event any Special Stipulations are attached to this Lease as Exhibit "D", the terms thereof shall control in the event of a conflict between the provisions of this Lease and the provisions thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed, under seal, in their respective names and on their behalf by their duly authorized officials, the day and year first above written.

18

LESSOR:

GIG VAOI BRECKINRIDGE, LLC,

a Georgia limited liability company

By: GODDARD VALUE-ADD OFFICE FUND I, L.P.,

its sole member

By: GODDARD VAO FUND I GP, LLC,

a Delaware limited liability company, its general partner

By: GODDARD INVESTMENT GROUP, LLC,

a Georgia limited liability company, its sole member

By: /s/ Robert C. Goddard, III

Name: Robert C. Goddard, III

Title: Chairman and CEO

LESSEE:

APPLIED OPTOELECTRONICS, INC.,

a Delaware corporation

By: /s/ Stefan Murry

Printed Name: Stefan Murry

Title: CFO

     (Corporate Seal)

19

RULES AND REGULATIONS

1.     Sign Display. Lessor will provide, at Lessee's expense, signage for the Premises. Such signage will be coordinated throughout the Project for uniformity and attractiveness. No sign, tag, label, picture, advertisement or notice shall be displayed, distributed, inscribed, painted or affixed by Lessee on any part of the outside or inside of the Building or of the Premises without the prior written consent of the Lessor.

2.     Drives and Parking Areas. All parking shall be within the property boundaries and within marked parking spaces. There shall be no on-street parking and at no time shall Lessee obstruct drives and loading areas intended for the use of all lessees. The drives and parking areas are for the joint and non-exclusive use of Lessor's lessees, and their agents, customers and invitees, unless specifically marked. Lessor shall have the right to restrict Lessee, its agents, customers, and/or invitees to certain parking areas. Lessee shall not permit any fleet trucks to park overnight in the Building's parking areas.

3.     Storage and Loading Areas. Unless specifically approved by Lessor in writing, no materials, supplies or equipment shall be stored anywhere except inside the Premises. Trash receptacles may not be placed in the service area except by Lessor.

4.     Locks. No additional locks shall be placed on the doors of the Premises by Lessee nor shall any existing locks be changed unless Lessor is immediately furnished with two keys for each lock on the entrance doors when Lessee assumes possession, with the understanding that at the termination or expiration of the Term of the Lease the keys shall be returned.

5.     Contractors and Service Maintenance. Lessee will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the Premises for Lessee to Lessor for its approval and supervision before performance in the Building, including, but not limited to, installation of electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

6.     Lodging. Lessee shall not at any time occupy any part of the Building as sleeping or lodging quarters.

7.     Regulation of Operation and Use. Lessee shall not place, install or operate on the Premises or in any part of the Building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics or any other flammable explosive or hazardous material without the prior written consent of Lessor.

8.     Window Coverings. Windows facing the Building exterior shall at all times be wholly clear and uncovered (except for such blinds or curtains or other window coverings Lessor may provide or approve) so that a full unobstructed view of the interior of the Premises may be had from outside the Building.

9.     Exterior Installations. Lessee shall not install any radio or television antenna, loudspeaker, or any other device on the roof or exterior walls of the Building.

10.     Animals. Lessee shall not allow or keep any animals or pets of any kind on the Premises, except those seeing-eye dogs which are for the direct purposes of aiding and assisting the visually impaired.

11.     Waivers. Lessor may waive any one or more of these Rules and Regulations for the benefit of any particular Lessee in the Building, but no such waiver by Lessor shall be construed as a general waiver of such Rules and Regulations or of Lessor's right to enforce such Rules and Regulations against Lessee or any other Lessee in the Building.

12.     Additions to Lease. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease or any other lease of premises in the Building.

13.     Access to Roof. Neither Lessee nor any employee, contractor or invitee of Lessee shall go upon the roof of the Building without the prior written consent of Lessor.

14.     Sales from Premises. Lessee shall not allow a fire or bankruptcy sale or any auction to be held on the Premises or allow the Premises to be used for the sale at retail of merchandise to the general public.

15.     Modifications. Lessor shall have the right from time to time to modify, add to or delete any of these Rules and Regulations at Lessor's sole discretion.

20

EXHIBIT "A"

Floor Plan of the Premises

Suite No.: 130

Rentable Square Feet: 2,983

21

EXHIBIT "B"

Legal Description of Project

TRACT 1:

TRACT 2:

22

EXHIBIT "C"

LESSOR’S WORK

Construction of Premises. At Lessee’s sole cost and expense, with such expenses including the cost of construction, architectural fees, and construction management fees, Lessor shall construct the Premises in accordance with plans and specifications to be prepared by Hughes Turner Phillips based on the drawing in Exhibit “A” as agreed upon and approved by Lessor and Lessee. Lessee may elect to vary from the plans and specifications; however, such changes shall be confirmed by a work change order prior to the performance of such changes. Lessor will not be responsible for delays in the completion of the Premises resulting from changes made at the request of the Lessee after final construction documents are issued. Lessee shall pay Lessor for such changes which result in increased construction costs prior to the Commencement Date. During the course of construction of the Premises, any changes made by Lessee will not delay the Commencement Date. However, in the event of any delays in completion of construction caused by Lessor, the Commencement Date shall be postponed accordingly. Lessor’s failure to deliver possession due to Lessee’s failure to pay any such cost shall not be a breach of this Lease.

23

EXHIBIT "D"

Special Stipulations

Lease Agreement between GIG VAOI Breckinridge, LLC, as Lessor, and Applied Optoelectronics, Inc. as Lessee, dated October ___, 2015 for 2,983 rentable square feet.

These Special Stipulations are made and entered into contemporaneously with the Lease Agreement described above. In the case of any conflict between the Special Stipulations and the Lease, these Special Stipulations shall control. All terms used herein shall be the same as defined in the Lease.

1.	Due Upon Execution. Upon (i) Lessor’s receipt from Lessee of the total sum required per Paragraph 3(b) of this Lease, (ii) full execution of the Lease by Lessee and Lessor and (iii) Lessee’s receipt of a fully executed copy of this Lease, Lessee shall have the right to move in furniture and set up its telephone and computer system before the Lease Commencement Date (“Early Occupancy Period”), provided that if Lessee takes such early occupancy, all rules, terms, and conditions of this Lease (except for obligation for Base Rent and Additional Rent during the Early Occupancy Period) are in full force and effect.
2.	Rental Payments. All rental payments shall be made payable to GIG VAOI Breckinridge, LLC and addressed as follows:

GIG VAOI Breckinridge, LLC

Breckinridge Property Accountant

c/o Goddard Investment Group, LLC

3390 Peachtree Road, Suite 1200

Atlanta, GA 30326

3.	Surrender. Notwithstanding the foregoing, at the end of the Term, Lessor shall have the right, but not the obligation, to require that Tenant pay for (i) the costs to demo the Lab Area (including but not limited to the Lab Area’s interior walls, VCT, supplemental HVAC, millwork, etc.) that is to be added as part of the Tenant Improvements, and (ii) the costs to re-carpet the Premises with building standard roll-out carpet (collectively, the “Surrender Costs”). Within thirty (30) days after the Expiration Date, Lessor shall inform Lessee of the Surrender Costs, which shall be the lowest of three proposals received from at least three (3) independent general contractors, each of whom must have at least five years of commercial experience in the Atlanta MSA. Within fifteen (15) days of Lessor’s written notice of the Surrender Costs, Lessee shall remit payment.

24

EXHIBIT E

LEASE COMMENCEMENT LETTER

Re:	Lease Agreement dated _______, 2015 (the “Lease”) between GIG VAOI Park Creek, LLC (“Lessor”) and Applied Optoelectronics, Inc., a Delaware corporation (“Lessee”) for the Premises, located at 3025 Breckinridge Boulevard, Suite 130, Duluth, GA 30096. Unless otherwise specified, all capitalized terms used herein shall have the same meanings as in the Lease.

Lessor and Lessee agree that:

Lessor has delivered the Premises and Substantial Completion occurred ____________.

Subject to the terms and conditions of the Lease including without limitation Lessor’s obligations thereunder: (a) Tenant has accepted possession of the Premises; (b) the Premises are usable by Tenant as intended and (c) Landlord has no further obligation to perform any construction.

The Commencement Date of the Lease is ______________, 20___.

The Expiration Date of the Lease is ______________, 20___.

All other terms and conditions of the Lease are ratified and acknowledged to be unchanged.

EXECUTED as of ______________, 20___.

{ATTACH APPROPRIATE SIGNATURES}

25